                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY








                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                              SAFESKIN CORPORATION,


                           KIMBERLY-CLARK CORPORATION

                                       AND

                            BROOKS ACQUISITION CORP.


                          DATED AS OF NOVEMBER 17, 1999

                                TABLE OF CONTENTS

RECITALS ......................................................................1

ARTICLE I......................................................................2

THE MERGER; CLOSING; EFFECTIVE TIME............................................2
         1.1.  The Merger......................................................2
         1.2.  Closing.........................................................2
         1.3.  Effective Time..................................................2
         1.4.  Further Assurances..............................................3

ARTICLE II.....................................................................3

ARTICLES OF INCORPORATION AND BYLAWS
         OF THE SURVIVING CORPORATION..........................................3
         2.1.  The Articles of Incorporation...................................3
         2.2.  The ByLaws......................................................3

ARTICLE III....................................................................3

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION............................3
         3.1.  Directors.......................................................3
         3.2.  Officers........................................................3

ARTICLE IV.....................................................................4

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES................4
         4.1.  Effect on Capital Stock.........................................4
         4.2.  Exchange of Certificates for Shares.............................4
         4.3.  Dissenters' Rights..............................................7
         4.4.  Adjustments of Conversion Number................................7

ARTICLE V......................................................................8

REPRESENTATIONS AND WARRANTIES.................................................8
         5.1.  Representations and Warranties of the Company...................8
         5.2.  Representations and Warranties of Parent and Merger Sub........19

ARTICLE VI....................................................................24

COVENANTS.....................................................................24
         6.1.  Interim Operations.............................................24
         6.2.  Takeover Proposals.............................................26
         6.3.  Information Supplied...........................................27
         6.4.  Shareholders Meeting...........................................28

         6.5.  Filings, Other Actions, Notification...........................28
         6.6.  Taxation.......................................................29
         6.7.  Access.........................................................29
         6.8.  Affiliates.....................................................30
         6.9.  Stock Exchange Listing and Delisting...........................30
         6.10.  Publicity.....................................................31
         6.11.  Stock Options, Employee Stock Purchase Plan and Benefits......31
         6.12.  Fees and Expenses.............................................33
         6.13.  Indemnification, Directors' and Officers' Insurance...........33
         6.14.  Takeover Statute..............................................34
         6.15.  Parent Vote...................................................34
         6.16.  Notification of Certain Matters...............................35
         6.17.  Real Estate Transfer and Gains Tax............................35
         6.18.  Additional Product Liability Insurance........................35

ARTICLE VII...................................................................36

CONDITIONS....................................................................36
         7.1.  Conditions to Each Party's Obligation to Effect the Merger.....36
         7.2.  Conditions to Obligations of Parent and Merger Sub.............37
         7.3.  Conditions to Obligation of the Company........................38

ARTICLE VIII..................................................................40

TERMINATION...................................................................40
         8.1.  Termination....................................................40
         8.2.  Effect of Termination..........................................42

ARTICLE IX....................................................................43

MISCELLANEOUS AND GENERAL.....................................................43
         9.1.   Survival......................................................43
         9.2.   Modification or Amendment.....................................43
         9.3.   Waiver of Conditions..........................................44
         9.4.   Counterparts..................................................44
         9.5.   GOVERNING LAW AND VENUE, WAIVER OF JURY TRIAL.................44
         9.6.    Notices......................................................45
         9.7.    Entire Agreement, No Other Representations...................46
         9.8.    No Third Party Beneficiaries.................................46
         9.9.    Obligations of Parent and of the Company.....................46
         9.10.  Severability..................................................46
         9.11.  Interpretation................................................46
         9.12.  Assignment....................................................47
         9.13.  Specific Performance..........................................47
         9.14.  Projections and ForwardLooking Information....................47

Exhibit A - Stockholder Agreements

Exhibit B - Company Option Agreement

Exhibit C - Amended and Restated Articles of Incorporation

Exhibit D - Amendment to Company Rights Agreement

Exhibit E - Affiliates Letter

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement") dated as of November 17, 1999, among Safeskin Corporation, a Florida corporation (the "Company"), Kimberly-Clark Corporation, a Delaware corporation ("Parent"), and Brooks Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

                  WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this agreement, whereby each issued and outstanding share of the Common Stock, par value $.01 per share, of the Company (a "Share" or, collectively, the "Shares"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, $1.25 par value, of Parent ("Parent Common Stock");

                  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a "purchase;"

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, certain shareholders of the Company (the "Stockholders") have entered into an agreement with Parent, in the form attached hereto as Exhibit A (the "Company Stockholder Agreement"), pursuant to which each Stockholder has agreed, among other things, to vote the Shares held by such Stockholder in favor of the Merger;

                  WHEREAS, as a condition to Parent's willingness to enter into this Agreement, concurrently herewith: (i) the Company and Parent are entering into a Severance and Consulting Agreement, dated the date hereof, with Richard Jaffe, (ii) the Company and Parent are entering into a Consulting Agreement, dated the date hereof, with Neil K. Braverman, and (iii) the Company and Parent are entering into Retention Agreements with certain other officers and key employees of the Company, each dated as of the date hereof (collectively, such Severance and Consulting Agreement, Consulting Agreement and Retention Agreements are referred to herein as the "Executive Agreements");

                  WHEREAS, as a condition to Parent's willingness to enter into this Agreement, the Company and Parent are simultaneously entering into the option agreement attached hereto as Exhibit B (the "Company Option Agreement") pursuant to which the Company is granting an option to Parent to purchase Shares on the terms and subject to the conditions set forth therein; and

                  WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       THE MERGER; CLOSING; EFFECTIVE TIME

                  1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Florida Business Corporation Act, as amended (the "FBCA"), at the Effective Time (as defined in
Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Articles II and III. The Merger shall have the effects specified in Section 607.1106 of the FBCA.

                  1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sidley & Austin, 717 North Harwood Avenue, Dallas, Texas 75201 at 9:00 A.M. on the third business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                  1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause Articles of Merger (the "Florida Articles of Merger") to be executed, acknowledged and filed with the Secretary of State of Florida as provided in Section 607.1105 of the FBCA. The Merger shall become effective when the Florida Articles of Merger have been duly filed with the Secretary of State of Florida or, if otherwise agreed by the Company and Parent, such later date or time as is established by the Florida Articles of Merger (the "Effective Time").

                  1.4. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts, agreements or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                      ARTICLES OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

                  2.1. The Articles of Incorporation. The articles of incorporation of the Surviving Corporation (the "Charter") shall be amended and restated at the Effective Time to read as provided in Exhibit C.

                  2.2. The By-Laws. The by-laws of the Company in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

                                   ARTICLE III

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

                  3.1. Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                  3.2. Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

                  4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                  (a) Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (collectively, "Excluded Shares")) shall be converted into, and become exchangeable for, 0.1956 (the "Conversion Number") of a validly issued, fully paid and nonassessable share of Parent Common Stock, together with the corresponding fraction of a right (such rights being hereinafter referred to collectively as the "Parent Rights") to purchase shares of Series A Junior Participating Preferred Stock of Parent (the "Parent Series A Preferred Stock") pursuant to the Rights Agreement, dated as of June 21, 1988, as amended and restated as of June 8, 1995 (as so amended and restated, the "Parent Rights Agreement") between Parent and The First National Bank of Boston, as Rights Agent. All references in this Agreement to Parent Common Stock to be received in accordance with the Merger shall be deemed, from and after the Effective Time, to include the associated Parent Rights. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the shares of Parent Common Stock into which such Shares have been converted, the right to purchase the Parent Series A Preferred Stock pursuant to the Parent Rights Agreement and the right, if any, to receive pursuant to
Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

                  (b) Cancellation of Shares. Each Excluded Share issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Common Stock, par value $.01 per share, of the Surviving Corporation.

                  4.2. Exchange of Certificates for Shares.

                  (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with Boston Equiserve, L.P. or a commercial bank having capital of not less than $5 billion selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock, and, after the Effective Time, if applicable, any cash, dividends or other distributions, with respect to the Parent Common Stock, to be issued or paid pursuant to the next to last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss and, if reasonably required by Parent, indemnity bonds in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss and, if reasonably required by Parent, indemnity bonds in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that (i) the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable, and (ii) the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of the Shares such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

                  As used in this Agreement, the term "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

                  (c) Distributions with Respect to Unexchanged Shares; Voting.
(i) All shares of Parent Common Stock to be delivered pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made in respect of the Parent Common Stock with a record date that is 10 days or more after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate or affidavit of loss and, if reasonably required by Parent, indemnity bond in lieu thereof in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock delivered in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

                           (ii) Holders of unsurrendered Certificates shall be
entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                  (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

                  (e) Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article IV; no dividend or other distribution by Parent and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled thereto upon the surrender of Certificate(s) for exchange pursuant to this Article IV will be paid an amount in cash (without interest) rounded up to the nearest whole cent, determined by multiplying (i) the per share closing price on the NYSE of Parent Common Stock (as reported in the NYSE Composite Transactions) on the date on which the Effective Time shall occur (or, if the Parent Common Stock shall not trade on the NYSE on such date, the first day of trading in Parent Common Stock on the NYSE thereafter) by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the shareholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1, Section 4.2(c) or Section 4.2(e) upon due surrender of their Certificates (or affidavits of loss and, if reasonably required by Parent, indemnity bonds in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making and delivery to the Exchange Agent of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, a properly completed letter of transmittal and, if reasonably required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) or Section 4.2(e) upon due surrender of, and deliverable in respect of the Shares represented by, such Certificate pursuant to this Agreement.

                  4.3. Dissenters' Rights. In accordance with Section 607.1302 of the FBCA, no dissenter's rights shall be available to holders of Shares in connection with the Merger.

                  4.4. Adjustments of Conversion Number. If the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), dividend or distribution (other than quarterly cash dividends), recapitalization, merger (other than the Merger), subdivision, issuer tender or exchange offer for Parent's own shares (other than repurchases by Parent between the date hereof and the Effective Time of less than 5% of the outstanding shares of Parent Common Stock pursuant to Rule l0b-18, promulgated under the Securities Exchange Act of 1934, as amended), or other similar transaction with a materially dilutive effect, or if a record date with respect to any of the foregoing shall occur prior to the Effective Time, the Conversion Number shall be equitably adjusted.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub that:

                  (a) Organization, Good Standing and Qualification. Each of the Company, and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' articles or certificates of incorporation and by-laws, each as amended to date. The Company's and its Subsidiaries' articles or certificates of incorporation and by-laws so made available are in full force and effect.

                  As used in this Agreement, the terms (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (A) in law, rule or regulation applicable to all companies and businesses generally, or to the disposable medical products industry specifically, or (B) in economic or business conditions generally, or in the disposable medical products industry specifically, shall not be considered when determining if a Company Material Adverse Effect has occurred; and provided, further, that any such effect resulting from the compliance by the Company with Section 6.1(c), (f) or (k) after the date hereof and prior to the Effective Time shall not be considered when determining if a Company Material Adverse Effect has occurred.

                  (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of the Company consists of 80,000,000 Shares and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"), of which 1,000,000 shares have been designated as "Series A Junior Participating Preferred Stock" (the "Company Series A Preferred Stock").

                  (ii) At the close of business on November 3, 1999:

                           (A) 53,516,809 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

                           (B) no shares of Company Preferred Stock were issued and outstanding;

                           (C) no Shares were held in the treasury of the Company or by Subsidiaries of the Company;

                           (D) 5,748,070 Shares were subject to issuance upon the exercise of outstanding vested and exercisable stock options issued under the Company's Amended and Restated Equity Compensation Plan (the "Company Stock Option Plan");

                           (E) 4,706,612 Shares were subject to issuance upon the exercise of outstanding unvested stock options issued under the Company Stock Option Plan; and

                           (F) 1,000,000 Shares were reserved for issuance and unissued pursuant to the Company's Employee Stock Purchase Plan (the "Company Stock Purchase Plan").

                  (iii) Section 5.1 of the Company Disclosure Letter contains a correct and complete list as of the date of this Agreement of each outstanding option to purchase Shares issued under the Company Stock Option Plan or under any other plan or agreement (collectively, the "Company Stock Options"), including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto and whether the option is vested and exercisable.

                  (iv) Except for the Company Option Agreement, the Company Stock Options, the Company Stock Purchase Plan, the rights to purchase shares of the Company Series A Preferred Stock (the "Company Rights") issued pursuant to the Rights Agreement dated as of December 18, 1996 (the "Company Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement, and there are no outstanding contractual rights to which the Company or any of its Subsidiaries is a party the value of which is based on the value of Shares. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of or any equity interests in any Subsidiary.

                  (v) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 5.1 of the Company Disclosure Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

                  (vi) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

                  (c) Corporate Authority; Approval and Fairness. As of the date hereof, the Board of Directors of the Company has duly approved this Agreement, the Company Option Agreement and the Executive Agreements and has resolved to recommend the adoption of this Agreement by the Company's shareholders and directed that this Agreement be submitted to the Company's shareholders for approval. The Company has all corporate power and authority to enter into this Agreement, the Company Option Agreement and the Executive Agreements and to consummate the transactions contemplated hereby and thereby, subject to the adoption of this Agreement by the holders of at least a majority of the outstanding Shares (the "Company Requisite Vote"). The execution, delivery and performance of this Agreement, the Company Option Agreement and the Executive Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to adoption of this Agreement by the shareholders of the Company. This Agreement, the Company Option Agreement and the Executive Agreements have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of such agreements by each other party thereto) constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights (the "Bankruptcy Exception") and is subject to general equity principles (the "Equity Exception").

                  (d) Governmental Filings, No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and comparable international antitrust laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, if any, and (D) required to be made with the Nasdaq Stock Market, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement or the Company Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby or thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                           (ii) The execution, delivery and performance of this
Agreement, the Company Option Agreement and the Executive Agreements by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby or thereby will not, constitute or result in
(A) a breach or violation of, or a default under, the articles of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any loan or credit agreement, note, bond, indenture or other instrument evidencing indebtedness for borrowed money ("Debt Contracts") or any other agreement, lease, contract, arrangement or other obligation ("Other Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or any judgment, order or decree to which the Company or any of its Subsidiaries or any of its properties is subject or (C) any change in the rights or obligations of any party under any of the Debt Contracts or Other Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Company Option Agreement.

                           (iii) (A) There is no event of default, or event
that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any Debt Contract binding upon the Company or any of its Subsidiaries, and (B) there is no event of default, or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any Other Contract binding upon the Company or any of its Subsidiaries which would, in the case of either clause (A) or (B), individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (e) Company Reports, Financial Statements. Since December 31, 1997, the Company has filed all reports and other documents that it was required to file with the Securities and Exchange Commission (the "SEC"). Each registration statement, report, proxy statement or information statement (including exhibits, annexes and any amendments thereto) filed by it with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports") since December 31, 1997 was filed with the SEC electronically via and is available on the SEC's EDGAR system. As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, shareholders' equity and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of consolidated operations, shareholders' equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

                  (f) Absence of Certain Changes. Except as disclosed or reflected in the Company Reports filed prior to the date hereof or disclosed or reflected in the Company's 1998 audited financial statements, a copy of which has been furnished to Parent (the "Audited Financials"), since December 31, 1998 the Company and its Subsidiaries have conducted their respective businesses only in, and have not entered into or engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance except as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or (iv) any material change by the Company in accounting principles, practices or methods. Since December 31, 1998, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof or as disclosed or reflected in the Audited Financials, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course.

                  (g) Litigation and Liabilities. Except as disclosed or reflected in the Company Reports filed prior to the date hereof or as disclosed in the Audited Financials, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries (in their capacity as such) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)), that, in the case of either clause (i) or (ii), individually or in the aggregate, are reasonably likely in either such case to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or, the Company Option Agreement. Except as disclosed in the

Company Reports filed prior to the date hereof or as disclosed in the Audited Financials, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of the executive officers of the Company, any of its or their current or former directors or officers (in their capacity as such), that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (h) Employee Matters.

                           (i) Neither the Company nor its Subsidiaries has any
labor contracts or collective bargaining agreements with respect to any persons employed by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has engaged in any unfair labor practice except as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there is no unfair labor practice complaint pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries. There is no labor strike, dispute, slowdown, or stoppage pending or, to the knowledge of the executive officers of the Company, threatened against the Company or its Subsidiaries, and neither the Company nor its Subsidiaries has experienced any primary work stoppage or labor difficulty involving its employees during the last three years, except in each case as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                           (ii) Set forth in Section 5.1(h) of the Company
Disclosure Letter is a true and complete list of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, welfare, fringe benefits or other plan, agreement, policy or arrangement which the Company or any of its Subsidiaries maintains, or as to which the Company or any of its Subsidiaries is or will be required to make any payment, for the benefit of any employee, director, former employee or former director of the Company and its Subsidiaries (the "Compensation and Benefit Plans"). The Company has delivered or made available to Parent with respect to each Compensation and Benefit Plan correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed two plan years for which such reports have been filed, (iv) the financial statements for the most recently completed two plan years for which statements have been prepared, (v) the most recent determination letter issued by the Internal Revenue Service (the "IRS") and the application submitted with respect to such letter, and (vi) all correspondence with the IRS or Department of Labor concerning any pending controversy. Any "change of control" or similar provisions contained in any Compensation and Benefit Plan are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

                           (iii) Except as set forth in Section 5.1(h) of the
Company Disclosure Letter, all Compensation and Benefit Plans have been established and administered in all material respects in accordance with their terms and are in compliance in all material respects with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth in Section 5.1(h) of the Company Disclosure Letter, each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Company is not aware as of the date hereof of any circumstances likely to result in revocation of any such favorable determination letter or of any circumstance indicating that any such plan is not so qualified in operation. As of the date hereof, there is no pending or, to the knowledge of the executive officers of the Company, material threatened litigation, claim (other than routine claims for benefits) or audit by any Person relating to the Compensation and Benefit Plans. To the knowledge of the executive officers of the Company, no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred which would be expected to result in material liability to the Company or its Subsidiaries.

                           (iv) As of the date hereof, no liability under
Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). None of the Company, its Subsidiaries and their ERISA Affiliates have contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV or Section 302 of ERISA at any time, and no liability has been or is expected to be incurred by the Company or any Subsidiary with respect to any such plan. None of the Company, any of its Subsidiaries or any ERISA Affiliate contributes to or maintains a Pension Plan subject to Title IV of ERISA or has contributed to or maintained any such plan at any time during the six-year period prior to the date hereof.

                           (v) Except as set forth in the Company Disclosure
Letter, all contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof

                           (vi) Except as set forth in Section 5.1(h) of the
Company Disclosure Letter and except as required under Part 6 of Title I of ERISA, neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan.

                           (vii) Except as contemplated by this Agreement or set
forth in Section 5.1(h) of the Company Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement and the Company Option Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay or entitle them to severance pay upon their termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or the Stock Plans or (z) result in any material breach or violation of, or a material default under, any of the Compensation and Benefit Plans or the Stock Plans.

                           (viii) Set forth in Section 5.1(h)(viii) of the
Company Disclosure Letter is a list of each Compensation and Benefit Plan maintained for the benefit of persons who are employed or reside outside the United States of America (the "Company Foreign Benefit Plans"). The Company has delivered copies of each Company Foreign Benefit Plan to Parent. Each Company Foreign Benefit Plan is in compliance with and has been administered in compliance in all material respects with all applicable laws to which such plan is subject, and all contributions required to be made to each such plan under the terms of the plan or any contract or collective bargaining agreement or requirement of law have been made or accrued. Except as set forth in Section 5.1(h)(viii) of the Company Disclosure Letter, the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the reserve shown on the Company's consolidated financial statements for any unfunded Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan, using reasonable, country specific actuarial assumptions and valuations, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than the projected benefit obligations.

                  (i) Compliance with Laws, Permit. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries are being conducted in compliance with applicable federal, state, local and foreign laws (collectively, "Laws"), except for such violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Company Option Agreement. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement and the Company Option Agreement.

                  (j) Takeover Statutes; Rights Agreement. (i) The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action so as to render the provisions of Sections 607.0901 and 607.0902 of the FBCA inapplicable to the Merger, the Company Option Agreement and the Company Stockholder Agreement and the consummation of the transactions contemplated by this Agreement, the Company Option Agreement and the Company Stockholder Agreement. No other state takeover statute or regulation (each a "Takeover Statute") or similar charter or bylaw provisions are applicable to the Merger, this Agreement, the Company Option Agreement, the Company Stockholder Agreement and the transactions contemplated hereby and thereby.

                  (ii) The amendment to the Company Rights Agreement in the form of Exhibit D has been duly approved by the Company's Board of Directors and duly executed and delivered by the Company.

                  (k) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect (i) to the knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) neither the Company nor any of its Subsidiaries has received any written notices from any Governmental Entity or any other person or entity alleging the violation of any applicable Environmental Law (as defined below); (iii) the Company and its Subsidiaries are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) to the knowledge of the executive officers of the Company, there has not been a release of Hazardous Substances (as defined below) on any of the properties owned or operated by the Company or any of its Subsidiaries; and (v) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has generated, stored, used, emitted, discharged or disposed of any Hazardous Substances in violation of or giving rise to liability under applicable Environmental Laws.

                  As used in this Agreement (i) the term "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, order, decree or injunction relating to the protection of the environment (including air, water, soil and natural resources) or regulating or imposing standards of care with respect to the use, storage, handling, release or disposal of any Hazardous Substance, including petroleum; and (ii) the term "Hazardous Substance" means any substance listed, defined, designated, regulated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and petroleum products.

                  (1) Tax Matters. As of the date hereof, neither the Company nor any of its Affiliates (as defined below) has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. For purposes of this Agreement, an "Affiliate" of a party is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with it.

                  (m) Taxes. Except as set forth in Section 5.1(m) of the Company Disclosure Letter, the Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them; (ii) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns except for Taxes provided for in a reserve which is adequate for the payment of such Taxes and is reflected in the financial statements included in or incorporated by reference into the Company Reports filed prior to the date hereof or the books and records of the Company; and (iii) as of the date hereof, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are not, to the knowledge of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. As of the date hereof, except as set forth in Section 5.1(m) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the years ended 1995, 1996, 1997 and 1998. The Company is not, nor has it ever been, a party to any Tax sharing agreement and has not assumed the Tax liability of any other person. Except as may be limited by the transactions contemplated by this Agreement, the "regular" and, if applicable, "alternative minimum tax" net operating loss carryforwards of the Company and its Subsidiaries for each of the taxable years ended on or prior to December 31, 1998 (collectively, the "NOLs") are set forth (for each year) in the Company Disclosure Letter and are each available to the Company or the applicable Subsidiary for a period of fifteen taxable years from the end of the taxable year in which the applicable NOL was incurred; and except as may be limited as a result of the transactions contemplated by this Agreement, immediately prior to the Effective Time, none of the NOLs will constitute separate return limitation year (SRLY) losses, consolidated return change of ownership (CRCO) losses or "dual consolidated losses" and none of the NOLs will be limited by sections 382 or 384 of the Code and the regulations thereunder. To the knowledge of the executive officers of the Company, the representations set forth in the Company Tax Certificate (as defined in Section 7.2(d)) attached to the Company Disclosure Letter are true and correct in all material respects.

                  As used in this Agreement (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                  (n) Intellectual Property; Year 2000 Compliance.

                           (i) The Company and/or its Subsidiaries owns all
right, title and interest to, or has the right to use pursuant to a valid license (each of which licenses is listed under Section 5.1(n) of the Company Disclosure Letter), as the case may be, all Intellectual Property Rights (as defined below) used in the business of the Company and its Subsidiaries as presently conducted, except for any failure to own or right to use that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. None of the Intellectual Property Rights are subject to any lien of any third party recorded in the U.S. Patent and Trademark Office.

                  (ii) All government grants of Intellectual Property Rights owned by the Company or any Subsidiary are valid and in force, except for any invalidity or unenforceability that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. All applications for government grants of Intellectual Property Rights filed by the Company or any Subsidiary are pending and in good standing, all without challenge of any kind, except for any lack of good standing or challenge that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Intellectual Property

Rights owned by the Company or any of its Subsidiaries are valid and enforceable, except for any invalidity or unenforceability that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Company or its Subsidiaries have the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of Owned Software (as defined below) and the Intellectual Property Rights owned by the Company and its Subsidiaries, except for any rights that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

                  (iii) Except as is not reasonably likely to have a Company Material Adverse Effect:

                           (A) neither the Company nor any of its Subsidiaries
is, nor will the Company or any of its Subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party Intellectual Property Rights or computer software programs or applications;

                           (B) to the knowledge of the Company, there are no
infringements, misappropriations or violations of any Intellectual Property Rights of any other person that has occurred or results in any way from the operations of the respective businesses of the Company or its Subsidiaries; no claim of any infringement, misappropriation or violation of any Intellectual Property Rights of any other person has been made or asserted in respect of the operations of the respective businesses of the Company or its Subsidiaries; and neither the Company nor any of its Subsidiaries has had notice of, nor does the Company have knowledge of any valid grounds for, any bona fide claim against the Company or its Subsidiaries that its Intellectual Property Rights, operations, activities, products, software, equipment, machinery or processes infringe, misappropriate or violate any Intellectual Property Rights of any other Person;

                           (C) (i) the Company or its Subsidiaries have
maintained and protected the software that each owns (the "Owned Software"), including all source code and system specifications associated with such software, with such measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; and
(ii) the executive officers of the Company do not know of any infringement, misappropriation or violation of any Intellectual Property Rights of any other person with respect to the Owned Software; and

                           (D) all employees, agents, consultants, or
contractors who have contributed to or participated in the creation or development of inventions, discoveries, trade secrets, copyrightable works or ideas on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto, if and only if necessary to vest ownership rights in such material with the Company and/or the Subsidiaries, either: (a) is a party to a "work-for hire" agreement under which the Company or a Subsidiary (or such predecessor in interest, as applicable), is deemed to be the original owner/author of all property rights therein; or (b) has executed an assignment or an agreement to assign in favor of the Company or a Subsidiary (or such predecessor in interest, as applicable), all right, title and interest in such inventions, discoveries, trade secrets, copyrightable works, or ideas.

                  (iv) The Company has paid all maintenance and annuity fees for all patents and patent applications that are material to the Company and its Subsidiaries.

                  (v) The software, operations, systems and processes (including, to the knowledge of the Company, software, operations, systems and processes obtained from third parties) used in the conduct of the business of the Company and its Subsidiaries are Year 2000 Compliant except where the failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company has delivered to Parent true and correct copies of any consultant or other third-party reports prepared on behalf of the Company with respect to such compliance.

                  (vi) As used in this Agreement, the term (i) "Intellectual Property Rights" means: (A) all United States and foreign patents, patent applications, continuations, continuations-in-part, continuing prosecution applications, divisions, reissues, patent disclosures, extensions, re-examinations, inventions (whether or not patentable) or improvements thereto;
(B) all United States, state, foreign, and common law trademarks, service marks, domain names, logos, trade dress and trade names (including all assumed or fictitious names under which the Company and each Subsidiary is conducting its business), whether registered or unregistered, and pending applications to register the foregoing; (C) all United States and foreign copyrights, whether registered or unregistered and pending applications to register the same; and
(D) all confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and other proprietary information; and (ii) "Year 2000 Compliant" means the ability of computers, computer software and computerized devices to process (including calculate, compare, sequence, display or store), transmit or receive date data from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations without error or malfunction.

                  (o) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed Morgan Stanley & Co. Incorporated as its financial advisor, pursuant to arrangements which have been disclosed to Parent prior to the date hereof.

                  5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub each hereby represents and warrants to the Company that:

                  (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                  (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and Merger Sub's certificates of incorporation and by-laws, each as amended to the date hereof. Parent's and Merger Sub's certificates of incorporation and by-laws so made available are in full force and effect.

                  As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, properties or results of operations of the Parent and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (A) in law, rule or regulation applicable to all companies and businesses generally or to the consumer products, tissue, paper or forest products industries specifically, or (B) in economic or business conditions generally, or in the consumer products, tissue, paper or forest products industries specifically, shall not be considered when determining if a Parent Material Adverse Effect has occurred.

                  (c) Capital Structure. The authorized capital stock of Parent consists of 1,200,000,000 shares of Parent Common Stock, and 20,000,000 shares of Preferred Stock, without par value (the "Parent Preferred Stock"), of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Parent Series A Preferred Stock"). As of November 8, 1999, 544,347,148 shares of Parent Common Stock were outstanding, and no shares of Parent Preferred Stock were issued and outstanding. All of the shares of Parent Common Stock deliverable in exchange for the Shares at the Effective Date in accordance with this Agreement and all of the shares of Parent Series A Preferred Stock deliverable to the holders of such Parent Common Stock pursuant to the Parent Rights Agreement if and when deliverable to them under the Parent Rights Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Stock reserved for issuance, except that, as of November 8, 1999, (i) there were 2,000,000 shares of Parent Series A Preferred Stock reserved for issuance under the Parent Rights Agreement, and (ii) there were not more than 20,457,146 options to purchase Parent Common Stock outstanding. Except as set forth above or in the Parent Reports (as defined in Section 5.2(f)), as of the date hereof there are no preemptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, agreements, arrangements or commitments by Parent to issue or to sell any shares of Parent Common Stock or Parent Preferred Stock or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire Parent Common Stock or Parent Preferred Stock, and no securities or obligation evidencing such rights are authorized, issued or outstanding.

                  (d) Corporate Authority.

                  (i) No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement, the Company Option Agreement and any Executive Agreements to which Parent is a party by Parent and, where applicable, Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and, where applicable, Merger Sub. This Agreement, the Company Option Agreement and any Executive Agreements to which Parent is a party have been duly executed and delivered by Parent and, where applicable, Merger Sub and (assuming the valid authorization, execution and delivery of such agreements by the other parties thereto) constitute the valid and binding agreements of Parent and, where applicable, Merger Sub, enforceable against each of Parent and, where applicable, Merger Sub in accordance with their terms, except that enforceability may be limited by the Bankruptcy Exception and is subject to the Equity Exception.

                  (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to deliver the number of shares of Parent Common Stock required to be delivered pursuant to Article IV.

                  (e) Governmental Filings, No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, and comparable international antitrust laws, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, if applicable (D) required to be made with the NYSE and (E) pursuant to Section 6.17, no notices, reports or other filings are required to be made by Parent or any of its Subsidiaries, including Merger Sub, with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or any of its Subsidiaries, including Merger Sub, from, any Governmental Entity, in connection with the execution and delivery of this Agreement, the Company Option Agreement and any Executive Agreements to which Parent is a party by Parent and, where applicable, Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated hereby and thereby.

                           (ii) The execution, delivery and performance of this
Agreement, the Company Option Agreement and any Executive Agreements to which it is a party by Parent and, where applicable, Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Parent or Merger Sub or the comparable governing instruments of any of their respective Subsidiaries,
(B) a breach or violation of, or a default under, or an acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Debt Contracts or Other Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or any judgment, order or decree to which the Parent or any of its Subsidiaries or any of its properties is subject or (C) any change in the rights or obligations of any party under any such Debt Contracts or Other Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated hereby and thereby.

                  (f) Parent Reports, Financial Statements. Each registration statement, report, proxy statement or information statement filed by Parent with the SEC since December 31, 1997 (including exhibits, annexes and any amendments thereto) (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports") was filed with the SEC electronically via and is available on the SEC's EDGAR system. As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Except as disclosed in the Parent Disclosure Letter, each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since December 31, 1998 Parent and its Subsidiaries have conducted their respective businesses only in, and have not entered into or engaged in any material transaction other than in the ordinary and usual course of business and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance, except as is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect; (iii) any material change by Parent in accounting principles, practices or methods; or
(iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof or Parent's regular quarterly dividends or increases in such dividends which are not materially in excess of past practice.

                  (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries or any current or former director or officer of Parent or any of its Subsidiaries (in their capacity as such) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law, that, in the case of either clause (i) or (ii), individually or in the aggregate, are reasonably likely, in either such case, to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Parent or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of the executive officers of the Parent, any of its or their current or former directors or officers (in their capacity as such), that is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (i) Compliance with Laws, Permits. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries are being conducted in compliance with applicable Laws, except for such violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

                  (j) Environmental Matters. Except as disclosed in the Parent Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) to the knowledge of the executive officers of Parent, Parent and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity or any other person or entity alleging the violation of any applicable Environmental Law; (iii) Parent and its Subsidiaries are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) to the knowledge of the executive officers of Parent, there has not been a release of Hazardous

Substances on any of the properties owned or operated by Parent or any of its Subsidiaries; and (v) to the knowledge of Parent, neither Parent nor any of its Subsidiaries has generated, stored, used, emitted, discharged or disposed of any Hazardous Substances in violation of or giving rise to liability under applicable Environmental Laws.

                  (k) Tax Matters. As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (1) Ownership of Shares. Except as to Shares which may be acquired by Parent pursuant to the Company Option Agreement, neither Parent nor any of its Subsidiaries is the "Beneficial Owner" (as such term is defined in Rule l3d-3 of the Exchange Act) of any Shares.

                  (m) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

                  6.1. Interim Operations. The Company covenants and agrees as to itself and each of its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve, and except as set forth in the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement):

                  (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

                  (b) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it or any of its Subsidiaries in any of its Subsidiaries or other Affiliates; (ii) amend its certificate or articles of incorporation or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock; or (vi) redeem the Company Rights or amend the Company Rights Agreement;

                  (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class (other than Shares issuable pursuant to options outstanding on November 15, 1999 under the Stock Plans); (ii) purchase, transfer, lease, sell, mortgage, pledge, dispose of or encumber any real property or effect any improvements or expansions thereon; (iii) other than in the ordinary and usual course of business, purchase, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (iv) make or authorize or commit for any capital expenditures (including any significant changes to current projects) other than for those projects that are in the ordinary and usual course of business consistent with past practice and are identified for the fourth quarter of 1999 as set forth in Schedule 6.1(c) of the Company Disclosure Letter; or (v) by any means, make any acquisition of, or investment in, any business through acquisition of assets or stock of any other Person or entity;

                  (d) except as may be required by applicable law, and except as provided in Section 6.11, neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any Compensation and Benefit Plans or increase the salary, wage, bonus, severance, incentive or other compensation of any employees located in the United States or, except for salary or wage increases occurring in the ordinary and usual course of business and consistent with past practice, increase the salary, wage, bonus, severance, incentive or other compensation of any employees located outside of the United States;

                  (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation, and as to such litigation the Company will allow Parent to actively participate as a consultant and will provide Parent with regular reports regarding the status thereof;

                  (f) neither it nor any of its Subsidiaries shall enter into, modify, amend or terminate any Debt Contract or, (i) except in the ordinary and usual course of business and subject to the provisions set forth in Section 6.1(f) of the Company Disclosure Letter and (ii) except as permitted by Section 6.1(c)(iv), enter into any material Other Contracts or modify, amend or terminate any of its material Other Contracts or waive, release or assign any material rights or claims;

                  (g) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business, provided that neither it nor any of its Subsidiaries shall permit any such policy providing coverage for product liability, securities law claims or shareholder derivative claims to be terminated or canceled;

                  (h) neither it nor any of its Subsidiaries shall take any action, other than reasonable and usual actions in the ordinary and usual course of business consistent with past practice, with respect to accounting policies or procedures, except as may be required by changes in GAAP (in which case the Company will so advise Parent in advance in writing);

                  (i) neither it nor any of its Subsidiaries shall sell, transfer, assign or abandon any patents or trademarks which are owned or controlled directly or indirectly by the Company or any of its Subsidiaries, except for any intercompany transfer among the Company and its Subsidiaries, in either case, in the ordinary and usual course of business;

                  (j) neither it nor any of its Subsidiaries shall license or in any way encumber any patents or trademarks which are owned or controlled directly or indirectly by the Company or any of its Subsidiaries, except in the ordinary and usual course of business;

                  (k) except as set forth in Section 6.1(k) of the Company Disclosure Letter, neither it nor any of its Subsidiaries shall make any new offer of distributor or other customer incentives or promotions that are different than those prevailing at the date hereof and each of it and its Subsidiaries shall use reasonable efforts to cause inventory levels at the Company's distributors to be maintained at the lowest practicable level consistent with meeting end-user demand;

                  (l) neither it nor any of its Subsidiaries shall authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (m) the Company shall promptly notify Parent if the Company or its Subsidiaries become aware of any material infringement by the Company or its Subsidiaries of the Intellectual Property Rights of any third party or any material infringement by a third party of the Company's or its Subsidiaries' Intellectual Property Rights; and

                  (n) the Company shall timely pay all maintenance and annuity fees for its and its Subsidiaries' patents and patent applications.

                  6.2. Takeover Proposals. (a) From and after the date hereof, the Company shall not, and shall use its best efforts not to permit any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Takeover Proposal (as hereinafter defined) from any Person, or engage in or continue discussions or negotiations relating to any Takeover Proposal; provided, however, that the Company may engage in discussions or negotiations with, and furnish information to, any Person that makes a written Takeover Proposal in respect of which the Board of Directors of the Company concludes in good faith if consummated would constitute a Superior Proposal (as hereinafter defined), but only if the Board of Directors of the Company shall conclude in good faith, after receipt of advice from its outside counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law; and provided further that notwithstanding anything to the contrary herein contained, the Board of

Directors of the Company may take and disclose to the Company's shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act, comply with Rule l4d-9 thereunder and make all disclosures required by applicable law in connection therewith. The Company shall as soon as practicable and in any event no later than the date on which such Takeover Proposal is presented to the Company's Board of Directors notify Parent of any Takeover Proposal received by it or any of its directors, officers, employees, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries or the receipt by the Company or any of the foregoing of any notice of any intention to make a Superior Proposal, including the identity of the person making such Takeover Proposal or intending to make a Superior Proposal and the material terms of any such Takeover Proposal. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

                  (b) As used in this Agreement (i) "Takeover Proposal" means any proposal or offer (other than a proposal or offer by Parent or any of its Affiliates) by any Person relating to any actual or potential merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries (as defined below) or any acquisition in any manner (including by tender or exchange offer) of 15% or more of the outstanding capital stock of the Company or of any of its Significant Subsidiaries, or of the assets of the Company or its Subsidiaries comprising 15% or more of the assets of the Company and its Subsidiaries taken as a whole; (ii) "Superior Proposal" means a bona fide proposal or offer made by any Person (x) to acquire the Company pursuant to any tender or exchange offer or any acquisition of all or substantially all of the assets of the Company and its Subsidiaries as a whole or (y) to enter into a merger, consolidation or other business combination with the Company or any of its Subsidiaries, in each case on terms which a majority of the members of the Board of Directors of the Company determines in good faith, after receipt of advice from its independent financial advisors, to be more favorable to the Company and its shareholders than the transactions contemplated hereby (including any revised transaction proposed by Parent pursuant to Section 8.1(f)); and (iii) "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  (c) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement pertaining to the Company or its Subsidiaries or any standstill agreement to which it or any of its Subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, but subject to the exercise by the Board of Directors of the Company of their fiduciary obligations after consultation with outside counsel, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                  6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4

Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Company's shareholders and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  6.4. Shareholders Meeting. The Company will take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Shareholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. The Company's Board of Directors shall recommend such approval and shall take all lawful action to solicit such approval; provided, however, that the Company's Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation (and cease such solicitation) if such Board of Directors concludes in good faith, after receipt of advice from its outside counsel, that the making of, or the failure to withdraw, such recommendation would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law.

                  6.5. Filings, Other Actions, Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent shall use its best efforts (and the Company shall cooperate therewith) to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter Parent and the Company shall mail the Prospectus/Proxy Statement to the shareholders of the Company. Parent shall also use its best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals, if any, required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

                  (b) The Company and Parent each shall use its best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

                  (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and responding promptly to any requests for further information, in order to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement as promptly as practicable. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other and any of its respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

                  (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

                  (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

                  (f) Without limiting the generality of the undertakings pursuant to this Section 6.5, (i) the Company and Parent agree to provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Merger and the transactions contemplated by this Agreement and the Company Option Agreement; and (ii) in connection with any filing or submission or other action required to be made or taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby or thereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or, in any material respect, any portions thereof or any of the business, product lines, properties or assets of Parent or any of its Affiliates.

                  6.6. Taxation. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                  6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records (including its audit work papers and related documents) and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would conflict with applicable laws relating to the exchange of information or result in the disclosure of any trade secrets of it or third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by the Company's officers. In requesting information hereunder, Parent shall cause its Representatives to act in a manner reasonably designed to minimize, to the extent practicable, disruption of the normal business operations of the Company and its Subsidiaries. Parent and the Company shall each designate two representatives to meet on a monthly basis to discuss the Company's capital expenditures, inventory management, sales promotions, distribution arrangements, construction projects, group purchasing organization contracts, other material contracts, patent licenses and such other business matters concerning the Company's operations as are desired. All such information shall be governed by the terms of the Confidentiality Agreement (as defined in Section 8.2).

                  6.8. Affiliates. Prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Shareholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Shareholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Shareholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit E (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

                  6.9. Stock Exchange Listing and Delisting. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to no longer be quoted on the Nasdaq Stock Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  6.10. Publicity . The initial press releases by Parent and the Company concerning this Agreement and the transaction contemplated hereby shall be mutually agreed as to content prior to issuance and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

                  6.11. Stock Options, Employee Stock Purchase Plan and
Benefits.

                  (a) Stock Options. (i) Prior to the Effective Time, the Company shall take all action necessary to permit each current or former employee or director of the Company or any of its Subsidiaries who holds a Company Stock Option to elect in writing, not later than 10 days prior to the Effective Time, that each and every Company Stock Option held by such option holder immediately prior to the Effective Time shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option"), decreased to the nearest whole share, determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by the Conversion Number, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Conversion Number. Parent shall pay cash to the holders of Substitute Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise thereof. After the Effective Time, each Substitute Option shall be exercisable upon substantially the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except as follows. By electing a Substitute Option, each such option holder shall agree that the Substitute Option shall be exercisable in accordance with the vesting schedule in effect immediately prior to the Effective Time, without regard to any acceleration of exercisability otherwise applicable under the Company Stock Option Plan or any agreement thereunder as a result of the transactions contemplated by this Agreement, except as described below. Except as otherwise set forth in an Executive Agreement, Parent shall cause each Substitute Option to be fully exercisable if the employment or service of the holder of such option is terminated by the Company or one of its Subsidiaries without cause (including a director ceasing to serve as a member of the Company's Board of Directors as a result of the transactions contemplated by this Agreement) at the Effective Time, within one year after the Effective Time, or during the term of an Executive Agreement between the Company and such option holder. Except as otherwise set forth in an Executive Agreement, each Substitute Option shall be exercisable following the termination of the option holder's employment or service with the Company or one of its Subsidiaries without cause for the period ending 90 days after the date of such termination or, if later, 90 days after the expiration of a reasonable period of time after the Effective Time, not longer than 30 days, during which the options are subject to exercise restrictions for administrative reasons; provided, however, that no Substitute Option shall be exercisable later than 10 years (or five years, in the case of an option with a five year term) after the date such option was granted by the Company.

                  (ii) Prior to the Effective Time, the Company shall take all action necessary to cause each Company Stock Option outstanding immediately prior to the Effective Time, whether or not then exercisable, that does not become a Substitute Option pursuant to Section 6.11(a)(i) to be cancelled immediately after the Effective Time, in consideration for which the holder thereof shall be entitled to receive a cash payment from the Company equal to the product of (A) the number of shares subject to such Company Stock Option (whether or not exercisable) times (B) the excess, if any, of $12.00 over the exercise price of such Company Stock Option. The Committee, within the meaning of the Company Stock Option Plan, shall take all action necessary to authorize the cash payments required under the preceding sentence, including the designation of an appropriate 60-day period during which the "Change in Control Price" within the meaning of the Company Stock Option Plan is determined. The Company shall withhold from each payment pursuant to this Section 6.11(a)(ii) all applicable federal, state and local Taxes required to be withheld in respect of such payment. The amounts payable pursuant to this Section 6.11(a)(ii) shall be paid as soon as reasonably practicable following the Effective Time.

                  (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Substitute Options. Not later than 30 days after the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Common Stock subject to the Substitute Options and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the related prospectus) for so long as the Substitute Options remain outstanding.

                  (iv) All written materials provided to holders of outstanding Company Stock Options describing the election rights prescribed by this Section 6.11(a) shall be subject to prior approval of Parent, which shall not be unreasonably withheld.

                  (b) Employee Stock Purchase Plan. Prior to the Effective Time, the Board of Directors (or, if appropriate, any committee thereof) shall cause the Company Stock Purchase Plan and all rights thereunder to terminate, with the effect of such termination being that no offering period and no purchase period shall commence under such plan.

                  (c) Employee Benefits. Parent agrees that for a period of not less than 12 months following the Effective Time, the employees of the Company and its Subsidiaries in the United States (the "Employees") will be provided with employee benefit plans and programs that are no less favorable in value in the aggregate, as determined by Parent in good faith in accordance with any reasonable method customarily used by Parent for making benefit comparisons, to those provided to the Employees immediately prior to the Effective Time, as set forth in Section 5.1(h)(ii) of the Company Disclosure Letter, excluding the Stock Plans provided that nothing in this Agreement shall limit the right of Parent or the Surviving Corporation to amend, terminate or discontinue any
particular employee benefit plan or program in accordance with the terms thereof. Employees who become participants in any employee benefit plan or program of the Parent or any of its Subsidiaries, excluding any program with respect to retiree medical or retiree life insurance benefits, will be given credit under such plans and programs, for purposes of eligibility and vesting thereunder, for all service with the Company or its Subsidiaries.

                  Parent agrees that it shall, and shall cause the Surviving Corporation to, honor all employment and severance agreements disclosed in
Section 6.11 of the Company Disclosure Letter (except to the extent such employment and severance agreements are superseded as of the date hereof pursuant to the Executive Agreements or are amended after the date hereof in contravention of Section 6.1(d) of this Agreement) in accordance with the terms thereof and subject to the rights of termination provided therein.

                  6.12. Fees and Expenses. Except as otherwise provided in this
Section 6.12 or in Section 8.2, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses, provided that all expenses incurred in connection with the filing fees for the Prospectus/Proxy Statement and the Registration Statement on Form S-4 and the printing and mailing of the Prospectus/Proxy Statement shall be shared equally by Parent and the Company.

                  6.13. Indemnification, Directors' and Officers' Insurance.

                  (a) Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that Parent shall not have any obligation hereunder to any Indemnified Party (i) if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law, or (ii) if such matter is attributable to the gross negligence or willful misconduct of the Indemnified Party. All rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

                  (b) Any Indemnified Party wishing to claim indemnification under Section 6.13(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party unless (and only to the extent) such failure materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this Section 6.13(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would create a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) Parent shall not be liable for any settlement effected without its prior written consent. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                  (c) The Surviving Corporation shall use its best efforts to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years from and after the Effective Time; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for D&O Insurance in excess of two times the last annual premium paid by the Company prior to the date hereof, and that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its best efforts to obtain as much substantially similar D&O Insurance as can be obtained for the remainder of such period but in no event for a premium in excess (on an annualized basis) of two times such current premium.

                  (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

                  (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, their representatives and assigns.

                  6.14. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company Stockholder Agreement or the Company Option Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Company Stockholder Agreement and the Company Option Agreement or by the

Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  6.15. Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of shareholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of shareholders of either the Company or Merger Sub by consent in lieu of a meeting).

                  6.16. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect; and (ii) any failure of Parent or the Company, as the case may be, to comply with any covenant or agreement to be complied with by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 6.16 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  6.17. Real Estate Transfer and Gains Tax. Either the Company or the Surviving Corporation shall pay all state or local Taxes, if any (collectively, the "Gains Taxes"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. The Company shall cooperate with Parent in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.17 in the preparation of any return with respect to the Gains Taxes.

                  6.18. Additional Product Liability Insurance. The Company shall use its best efforts to obtain on or before the Closing Date, at a reasonable cost to the Company (provided, that, such cost shall not exceed the amount set forth in Section 6.18 of the Company Disclosure Letter), an admitted policy of insurance issued by a licensed or non-admitted insurance company with a Best rating of at least "A" providing coverage for product liability of $50 million, which would be excess to, and would follow the form of, the insurance policies of the Company described in Section 6.18 of the Company Disclosure Letter, provided, that prior to obtaining such policy, the Company shall give notice to Parent of the cost thereof and the Company shall not obtain such insurance policy if Parent determines that the Company should not do so. If the cost of such policy reflected in such notice is less than the amount set forth in Section 6.18 of the Company Disclosure Letter and the Company does not obtain such policy because of such determination by Parent, then Parent shall be deemed to have waived the condition regarding obtaining such policy set forth in
Section 7.2(b) as a condition to the closing obligations of Parent and Merger
Sub.

                                   ARTICLE VII

                                   CONDITIONS

                  7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote and shall have been duly approved by the sole shareholder of Merger Sub in accordance with applicable law and the articles of incorporation and by-laws of each such corporation.

                  (b) NYSE Listing. The shares of Parent Common Stock deliverable to the Company shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

                  (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

                  (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

                  (f) Blue Sky Approval. Parent shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated hereby.

                  7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall, to the extent qualified by materiality, have been true and correct when made and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, in each case except as contemplated or permitted by this Agreement (and any failure of a representation or warranty to be true due to compliance with Section 6.1(c), (f) or (k) will not result in the failure of this condition to be satisfied); and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (including obtaining the insurance policy contemplated by Section 6.18 for a cost not exceeding the amount contemplated in Section 6.18) and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Debt Contract or Other Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

                  (d) Tax Opinion. Parent shall have received an opinion of Sidley & Austin dated the Closing Date, in form and substance reasonably satisfactory to Parent, substantially to the effect that, for federal income tax purposes:

                           (i) The Merger will constitute a "reorganization"
within the meaning of Section 368(a) of the Code, and the Company, Merger Sub and Parent will each be a party to such reorganization within the meaning of
Section 368(b) of the Code.

                           (ii) No gain or loss will be recognized by Parent or
the Company as a result of the Merger.

                           (iii) No gain or loss will be recognized by the
shareholders of the Company upon the exchange of their Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

                           (iv) The aggregate tax basis of the shares of Parent
Common Stock received by a shareholder solely in exchange for Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Shares exchanged therefor.

                           (v) The holding period for shares of Parent Common
Stock received by a shareholder solely in exchange for Shares pursuant to the Merger will include the holding period that such Shares were held by the shareholder, provided such Shares were held as capital assets by such shareholder at the Effective Time.

                           (vi) A shareholder of the Company who receives cash
in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's basis in such fractional share and the amount of cash received.

                  In rendering such opinion, Sidley & Austin may receive and rely upon representations contained in a certificate of Parent (the "Parent Tax Certificate") substantially in the form attached to the Parent Disclosure Letter, a certificate of the Company (the "Company Tax Certificate") substantially in the form attached to the Company Disclosure Letter and other appropriate certificates of Parent, the Company and others.

                  7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall, to the extent qualified by materiality, have been true and correct when made and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, in each case except as contemplated or permitted by this Agreement; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Debt Contract or Other Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

                  (d) Tax Opinion. The Company shall have received an opinion of Morgan, Lewis & Bockius LLP, dated the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, for federal income tax purposes:

                           (i) The Merger will constitute a "reorganization"
within the meaning of Section 368(a) of the Code, and the Company, Merger Sub and Parent will each be a party to such reorganization within the meaning of
Section 368(b) of the Code.

                           (ii) No gain or loss will be recognized by Parent or
the Company as a result of the Merger.

                           (iii) No gain or loss will be recognized by the
shareholders of the Company upon the exchange of their Shares solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

                           (iv) The aggregate tax basis of the shares of Parent
Common Stock received by a shareholder solely in exchange for Shares pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the Shares exchanged therefor.

                           (v) The holding period for shares of Parent Common
Stock received by a shareholder solely in exchange for Shares pursuant to the Merger will include the holding period that such Shares were held by the stockholder, provided such Shares were held as capital assets by such shareholders at the Effective Time.

                           (vi) A shareholder of the Company who receives cash
in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's basis in such fractional share and the amount of cash received.

                  In rendering such opinion, Morgan, Lewis & Bockius LLP may receive and rely upon representations contained in a certificate of Parent substantially in the form of the Parent Tax Certificate, a certificate of the Company substantially in the form of the Company Tax Certificate and other appropriate certificates of Parent, the Company and others.

                                  ARTICLE VIII

                                   TERMINATION

                  8.1. Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, whether before or after any approval by the shareholders of Merger Sub or the Company of the matters presented in connection with the Merger:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by Parent, by written notice to the Company, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 20 business days after receipt by the Company of written notice of such failure to comply or (ii) the shareholders of the Company shall not approve the Merger at the Shareholders Meeting or any adjournment thereof,

                  (c) by the Company, by written notice to Parent, if (i) Parent or Merger Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 20 business days after receipt by Parent of written notice of such failure to comply or (ii) the shareholders of the Company shall not approve the Merger at the Shareholders Meeting or any adjournment thereof,

                  (d) by either Parent or the Company, by written notice from the terminating party to the other parties, if there has been (i) a breach by the other (or Merger Sub if the Company is the terminating party) of any representation or warranty made as of the date hereof that is not qualified by reference to a Material Adverse Effect, the effect of which has a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or (ii) a breach by the other (or Merger Sub if the Company is the terminating party) of any representation or warranty made as of the date hereof that is qualified by reference to a Material Adverse Effect, in each case, which breach has not been cured (if capable of being cured) within 20 business days after receipt by the breaching party of written notice of the breach; provided that any breach of a representation or warranty of the Company due to compliance with
Section 6.1(c), (f) or (k) shall not be grounds for termination of this Agreement by Parent pursuant to this Section 8.1(d);

                  (e) by either Parent or the Company, by written notice from the terminating party to the other parties if (i) the Merger has not been effected on or prior to the close of business on May 31, 2000, whether such date is before or after the date of approval by the shareholders of the Company; provided, however, that the right to terminate this Agreement pursuant to this clause (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an injunction, order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (f) by the Company, by written notice to Parent, if the Board of Directors of the Company shall determine in good faith that a Takeover Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (f) unless (i) five business days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and at all reasonable times during such five business day period the Company shall have provided Parent a reasonable opportunity, during such five business day period, to propose a modification of the terms and conditions of this Agreement so that a business combination between the Company and Parent (or an Affiliate of Parent) may be effected, and (ii) at the end of such five business day period such Board of Directors shall continue to believe in good faith, after receipt of advice from its outside counsel, that such Takeover Proposal constitutes a Superior Proposal and the failure to terminate this Agreement and enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law; and (iii) simultaneously therewith the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal;

                  (g) by Parent, by written notice to the Company, if (i) the Board of Directors of the Company shall not have recommended the Merger to the Company's shareholders, or shall have resolved not to make such recommendation, or shall have modified in a manner adverse to Parent or rescinded its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders, or shall have modified in a manner adverse to Parent or rescinded its approval of the Agreement, or shall have resolved to do any of the foregoing, (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Takeover Proposal (other than by Parent or an Affiliate of Parent) or shall have resolved to do so, (iii) any Person (other than Parent or an Affiliate of Parent) acquires Beneficial Ownership (as defined in the Company Option Agreement) of 15% or more of the outstanding shares of capital stock of the Company, (iv) a tender offer or exchange offer (other than by Parent or an Affiliate of Parent) for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders within the ten business day period (or such shorter period) required by Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such ten business day period (or such shorter period) with respect to the acceptance of such tender offer or exchange offer by its shareholders constituting such a failure), or (v) the Company or any of its Subsidiaries, without having received prior written consent from Parent, shall have entered into, authorized, recommended, proposed, or publicly announced its intention to enter into, authorize, recommend or propose to its shareholders an agreement, arrangement, understanding or letter of intent with any Person (other than Parent or any of its Affiliates) to (A) effect a merger or consolidation or similar transaction involving the Company or any of its Significant Subsidiaries, (B) purchase, lease, or otherwise acquire all or a substantial portion of the assets of the Company or any of its Subsidiaries comprising 15% or more of the assets of the Company and its

Subsidiaries, taken as a whole, or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership (as defined in the Company Option Agreement) of securities representing 15% or more of the voting power of the Company (in each case other than any such merger, consolidation, purchase, lease or other transaction involving only the Company and one or more of its Subsidiaries or involving only any two or more of its Subsidiaries); and

                  (h) by Parent or the Company, by written notice to the other party, if ten business days elapse after all the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing) shall be satisfied or waived and the Closing shall not have occurred through no fault of the terminating party.

                  The right of Parent or the Company to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

                  8.2. Effect of Termination. (a) In the event of the termination of this Agreement by either Parent or the Company as provided in
Section 8.1, this Agreement shall forthwith become void without any liability hereunder on the part of the Company, Parent, Merger Sub or their respective directors or officers, except that the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses) and this Section 8.2, in Article IX and in the Confidentiality Agreements dated July 16, 1999 and October 12, 1999 between Parent and the Company (the "Confidentiality Agreements") shall survive any such termination; provided, however, that nothing contained in this
Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.

                  (b) If:

                           (i) a Purchase Event (as defined in the Company Option Agreement) shall have occurred,

                           (ii) the shareholders of the Company fail to approve the Merger at the Shareholders Meeting or any adjournment thereof and, immediately prior to such vote, there exists (x) a Takeover Proposal (other than by Parent or any Affiliate of Parent) or (y) an outstanding tender offer or exchange offer by any person (other than Parent or any Affiliate of Parent) for 15% or more of the outstanding shares of capital stock of the Company (any transaction described in the preceding clauses (x) or (y) being a "Third Party Transaction"), and the Company or its Affiliates consummates such Third Party Transaction within one year of the date of the Shareholders Meeting or any adjournment thereof (the "Meeting Date"), or

                           (iii) Parent terminates this Agreement pursuant to
         Section 8.1(b)(i) and at the time of such termination there exists a Third Party Transaction, and the Company or its Affiliates consummates such Third Party Transaction within one year of such termination, then in the case of any event described in the preceding clauses (i), (ii) or
(iii) the Company shall pay to Parent an amount in cash equal to the Termination Fee (as defined below). If (A) the shareholders of the Company fail to approve the Merger at the Shareholders Meeting or any adjournment thereof and, immediately prior to such vote, there exists a Third Party Transaction, or (B) Parent terminates this Agreement pursuant to Section 8.1(b)(i) and at the time of such termination there exists a Third Party Transaction, then within five business days of the Meeting Date or the date of such termination, as the case may be, the Company shall pay to Parent all of Parent's and Merger Sub's expenses incurred in connection herewith (the "Merger Expenses") up to a maximum amount of $1,000,000 (the "Expense Cap"). If the Company subsequently pays the Termination Fee pursuant to clause (ii) or (iii) of this Section 8.2(b), such amount shall be offset and reduced by the amount of the Merger Expenses actually paid to Parent by the Company under this Section 8.2(b).

                  (c) If (i) the Company's shareholders do not approve the Merger at the Shareholders Meeting or any adjournment thereof or (ii) Parent terminates this Agreement pursuant to Section 8.1(b)(i) or 8.1(d), and, immediately prior to such vote or such termination, there exists no Third Party Transaction, then within five business days of the Meeting Date or the date of such termination, as the case may be, the Company shall pay to Parent an amount in cash equal to the Merger Expenses up to the Expense Cap.

                  (d) Any payment of the Termination Fee (i) made pursuant to clause (i) of Section 8.2(b) shall be made within five business days of the occurrence of the events described therein or (ii) made pursuant to clause (ii) or (iii) of Section 8.2(b) shall be made on the date of consummation of the Third Party Transaction, in each case by wire transfer of immediately available funds to an account designated in writing by Parent.

                  (e) As used in this Agreement, the term Termination Fee means $15,000,000 (subject to the provisions of the Company Option Agreement).

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

                  9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and in Sections 6.6 (Taxation), 6.9 (Stock Exchange Listing and Delisting), 6.11 (Options and Benefits), 6.12 (Fees and Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section
6.12 (Expenses), Section 8.2 (Effect of Termination and Abandonment) and the Confidentiality Agreements shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                  9.2. Modification or Amendment. Subject to the provisions of the applicable law and the rules of the NYSE, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                  9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  9.5. GOVERNING LAW AND VENUE, WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT MATTERS RELATING TO THE INTERNAL CORPORATE LAW OF THE COMPANY SHALL BE GOVERNED BY THE FBCA. Except as permitted by Section 9.13, the parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by overnight courier or by registered or certified mail, postage prepaid, or by facsimile:

                  if to Parent or Merger Sub:

                  Kimberly-Clark Corporation
                  351 Phelps Drive
                  Irving, Texas 75038
                  Attention: Senior Vice President - Law and Government Affairs
                  Facsimile: 972-281-1578

                  with a copy to:

                  Sidley & Austin
                  Bank One Plaza
                  10 South Dearborn Street
                  Chicago, Illinois 60603
                  Attention: Dennis V. Osimitz
                  Facsimile: (312) 853-7036

                  if to the Company:

                  Safeskin Corporation
                  12671 High Bluff Drive
                  San Diego, California 92130

                  Attention: General Counsel
                  Facsimile: 858-350-6974

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attention: Howard L. Shecter
                  Facsimile: (212) 309-7044

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  9.7. Entire Agreement, No Other Representations. This Agreement (including any exhibits hereto), the Company Option Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Company Stockholder Agreements, the Executive Agreements and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                  9.8. No Third Party Beneficiaries. Except as provided in
Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to constitute an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to constitute an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

                  9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

                  9.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

                  9.14. Projections and Forward-Looking Information. Certain statements (i) contained in the Company Reports or in materials made available by the Company to Parent or in statements made by the Company to Parent in connection with the transactions contemplated by this Agreement or (ii) contained in the Parent Reports or in materials made available by Parent to the Company or in statements made by Parent to the Company in connection with the transactions contemplated by this Agreement may contain projections or other forward-looking information which indicate the Company's or the Parent's (as the case may be) current expectations or forecasts of future events. Such statements may often be identified by terms such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast" and similar words or expressions. Such forward-looking information inherently involves a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions and numerous other factors, including risks not identified in any discussion of risk factors contained in the Company Reports or the Parent Reports. Actual results may vary materially. With respect to all such projections and other forward-looking information and data, it is acknowledged and agreed by the parties that none of the parties hereto is making any representation or warranty with respect to the fulfillment of any such projection or forward- looking information and data.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.



                                       SAFESKIN CORPORATION


                                       By: /s/ RICHARD JAFFE
                                       Name:  Richard Jaffe
                                       Title:  Chairman




                                       KIMBERLY-CLARK CORPORATION


                                       By: /s/ ROBERT E. ABERNATHY
                                       Name:  Robert E. Abernathy
                                       Title:  Group President -
                                               Globalhealthcare/non wovens



                                       BROOKS ACQUISITION CORP.


                                       By: /s/ ROBERT E. ABERNATHY
                                       Name:  Robert E. Abernathy
                                       Title:  Vice President